Exhibit 99.2

           BELO'S MONTHLY REVENUE AND STATISTICAL REPORT DECEMBER 2004

PR Newswire -- February 10, 2005

DALLAS, Feb. 10 /PRNewswire-FirstCall/ -- Belo Corp. (NYSE: BLC) issued today its statistical report for the month of December. Newspaper Group revenues increased 1.3 percent for the month of December with advertising revenue up slightly. Including online revenue, Newspaper Group total revenue would have increased approximately 2.4 percent, with a decrease of 0.7 percent at The Dallas Morning News, an increase of 0.6 percent at The Providence Journal, and an increase of 16.8 percent at The Press-Enterprise in Riverside. Television Group revenues increased 3.5 percent with a 4.5 percent increase in spot revenue.

December Newspaper Linage

At The Dallas Morning News, total revenue decreased 2.1 percent in December, with advertising revenue down 4.7 percent. Advertisers used approximately $3.3 million of advertising credits associated with the advertiser compensation plan. Retail full-run ROP revenue decreased 11.5 percent with the most significant decreases noted in the department stores and grocery categories. Retail full-run ROP linage decreased 1.1 percent. General full-run ROP revenue decreased 6.8 with increases in the insurance and automotive categories more than offset by decreases in the telecom and packaged goods categories. General full-run ROP volume increased 15.8 percent. Classified revenue decreased 3.4 percent versus last year with a five percent decrease in volume. Including online revenue, classified revenue decreased slightly with an increase in classified employment of 44.3 percent, a decrease in classified real estate of 5.3 percent and a decrease in classified automotive of 17.7 percent.

At The Providence Journal, total revenue was flat in December with a 0.7 percent increase in advertising revenue. Total full-run ROP linage decreased 2.3 percent. Retail volumes decreased 8.0 percent while general and classified volumes increased 21.3 percent and 8.2 percent, respectively.

About Belo

Belo Corp. is one of the nation's largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with approximately 7,600 employees and $1.5 billion in annual revenues, Belo operates media franchises in some of America's most dynamic markets and regions, including Texas, the Northwest, the Southwest, Rhode Island, and the Mid-Atlantic. Belo owns 19 television stations (six in the top 15 markets); owns or operates seven cable news channels; and manages one television station through a local marketing agreement. Belo's daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). Belo operates more than 30 Web sites, several interactive alliances and a broad range of Internet-based products. Additional information, including earnings releases and corporate communications, is available online at http://www.belo.com . For more information contact Carey Hendrickson, vice president/Investor Relations & Corporate Communications, at 214-977-6626.

Statements in this communication concerning Belo's business outlook or future economic performance, anticipated profitability, revenues, expenses, capital expenditures, investments, future financings or other financial and non-financial items that are not historical facts, are "forward-looking statements" as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

Such risks, uncertainties and other factors include, but are not limited to, changes in advertising demand, interest rates and newsprint prices; The Dallas Morning News circulation matters, including current and future audits of the newspaper's circulation by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; general economic conditions; and significant armed conflict, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K.

                                      Belo
                         Monthly Revenue and Statistics
                                  December 2004

 Revenue:
 (Dollars in thousands)

                                  December                         YTD
                             -----------------              -----------------
                               2004      2003     Change      2004      2003     Change
                             -------   -------   -------    -------   -------   -------
Total Television Group
 Revenue                      55,302    53,416       3.5%   706,410   646,666       9.2%
Total Newspaper Group
 Revenue                      66,484    65,613       1.3%   752,910   745,941       0.9%

                             The Dallas Morning News
Linage (Note 1 & 2):

                                    December                              YTD
                             ---------------------               ---------------------
                                2004        2003       Change       2004        2003       Change
                             ---------   ---------   ---------   ---------   ---------   ---------
Number of Sundays                    4           4          --          52          52          --

FULL RUN ROP
(Measured in
 six-column SAU
 inches)
    Retail                     105,075     106,218        -1.1%     938,704     955,059       -1.7%
    General                     34,544      29,829        15.8%     301,471     286,592        5.2%
    Classified                 107,753     113,468        -5.0%   1,401,757   1,505,307       -6.9%
TOTAL                          247,372     249,515        -0.9%   2,641,932   2,746,958       -3.8%

Note 1: Certain amounts have been reclassified to conform to the current year presentation.

Note 2: Linage is for The Dallas Morning News newspaper only. Linage for the Denton Record-Chronicle, al dia, and Quick is not included due to the difference in their circulation versus The Dallas Morning News.

Source:  Internal Records

                             The Providence Journal
 Linage:

                                     December                                  YTD
                             -----------------------                 -----------------------
                                2004         2003        Change         2004         2003        Change
                             ----------   ----------   ----------    ----------   ----------   ---------
Number of Sundays                     4            4           --            52           52          --

FULL RUN ROP
(Measured in
 six-column
 SAU inches)
  Retail                         69,806       75,889         -8.0%      684,510      724,121        -5.5%
  General                         5,819        4,798         21.3%       61,358       47,406        29.4%
  Classified                     32,935       30,442          8.2%      464,674      430,874         7.8%
TOTAL                           108,560      111,129         -2.3%    1,210,542    1,202,401         0.7%

Source:  Internal Records

GAAP to Non-GAAP Reconciliations
Belo Corp.
In thousands (unaudited)

Revenues:
(Dollars in thousands)

                               December                  YTD
                        ---------------------   ---------------------
                          2004        2003        2004        2003
                        ---------   ---------   ---------   ---------
Newspaper Group         $  66,484      65,613     752,910     745,941
Online Publishing (1)       2,067       1,320      20,183      15,192
   Combined                68,551   $  66,933     773,093   $ 761,133

Certain amounts for the prior year have been reclassified to conform to the current year presentation.

Note 1: Online publishing revenue is a component of Interactive Media revenues.

Source:  Internal Records

SOURCE  Belo Corp.
    -0-                             02/10/2005
    /CONTACT: Carey Hendrickson, vice president-Investor Relations & Corporate Communications of Belo Corp., +1-214-977-6626/
    /Web site:  http://www.belo.com /